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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) January 3, 2006

                             Trans-Industries, Inc.
               (Exact Name of Registrant as Specified in Charter)

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
        Delaware                         0-4539                 13-2598139
(State or Other Jurisdiction           (Commission              (IRS Employer
      of Incorporation)                File Number)          Identification No.)
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
   1780 Opdyke Court, Auburn Hills, MI                              48326
(Address of Principal Executive Offices)                          (Zip Code)
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Registrant's telephone number, including area code 248-364-0400

                                      N/A
         (Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 3, 2006, Trans-Industries, Inc. (the "Company") entered into a stock purchase agreement with Clark-Reliance Corporation ("Clark-Reliance") pursuant to which Clark-Reliance purchased 732,064 shares of the company's common stock, par value $0.10 per share (the "Common Stock"), at a price per share equal to $0.3415 per share. The per share purchase price was equal to the greater of the closing price of the Common Stock on the day before the purchase, the average closing price of the Common Stock for the thirty calendar day period preceding the purchase or the book value. The aggregate purchase price was $250,000. The stock purchase under the agreement closed on January 3, 2006. Harry E. Figgie, Jr., a member of the Board of Directors of the Company, is Chairman of the Board of Clark-Reliance. Mssrs. Coenen, O'Brien and Solon, members of the Board of Directors of the Company, are also on the Board of Clark-Reliance.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the stock purchase agreement which is filed as an Exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

As discussed above, on January 3, 2006, the Company closed a private placement pursuant to which 732,064 shares of Common Stock were sold to Clark-Reliance pursuant to a stock purchase agreement. The per share purchase price of $0.3415 was equal to the greater of the closing price of the Common Stock on the day before the purchase, the average closing price of the Common Stock for the thirty calendar day period preceding the purchase or the book value. The Company received net proceeds from the sale to Clark-Reliance of $250,000. The proceeds of the sale will be used by the Company for working capital, financing expenses and the reduction of certain term debt held by the Company's present lender. All of the shares of Common Stock issued in the private placement were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933 ("the Securities Act") and/or Regulation D under the Securities Act.

ITEM 7.01 REGULATION FD DISCLOSURE.

On January 5, 2006, Trans-Industries, Inc. issued a press release announcing the private sale of 732,064 shares of common stock at $0.3415 per share. Attached hereto and incorporated by reference is the press release relating to such announcement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

10.1 Stock Purchase Agreement

99.1 Press Release dated January 5, 2006

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TRANS-INDUSTRIES, INC.


Date January 6, 2006                    By /s/ Kai Kosanke
                                           -------------------------------------
                                           Kai Kosanke
                                           Chief Financial Officer

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                                  EXHIBIT INDEX

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
Exhibit
Number    Description
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
  10.1    Stock Purchase Agreement
  99.1    Press release dated January 5, 2006
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